QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the combined Proxy Statement/Prospectus of IAC/InterActiveCorp and Ask Jeeves, Inc. and to the use of our report dated April 1, 2005, with respect to the consolidated financial statements of TripAdvisor, Incorporated, in the related Registration Statement (Form S-4 No. 333-XXXXX) of IAC/InterActiveCorp.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 21, 2005

QuickLinks

Consent of Independent Registered Public Accounting Firm